UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2001

DARLING INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Commission File Number 000-24620

DELAWARE	36-2495346
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

251 O'CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS 75038
(Address of principal executive offices)

Registrant's telephone number, including area code:    972. 717.0300

Item 5.      Other Events.

        Effective June 29, 2001, the Issuer entered into a four-month forbearance agreement that extends the Issuer’s Credit Agreement, as amended, until the end of October 2001. During the forbearance period (1) the Issuer will attempt to negotiate and execute a new credit agreement and (2) the lenders will continue to extend credit, assuming the Issuer meets its minimum cash flow targets.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits.

-	Forbearance Agreement, dated effective as of June 29, 2001, by and among DARLING INTERNATIONAL INC., as Borrower, FLEET NATIONAL BANK, as Resigning Agent, CREDIT LYONNAIS NEW YORK BRANCH, as Successor Agent. (Exhibits and Schedules omitted)

-	Press Release, dated July 11, 2001.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.
Registrant

Date: July 11, 2001	By: /s/ John O. Muse John O. Muse Executive Vice President Finance and Administration